EXHIBIT 99
                                                                  EXHIBIT (b)(6)

                         Investment Banking Presentation

                                       to

                            THE SPECIAL COMMITTEE OF
                            THE BOARD OF DIRECTORS OF
                     WANDEL & GOLTERMANN TECHNOLOGIES, INC.

                                 March 10, 1998

                          THE ROBINSON-HUMPHREY COMPANY
                          Investment Bankers Since 1894

--------------------------------------------------------------------------------
Introduction and Methodology
--------------------------------------------------------------------------------

o The special committee of the Board of Directors of Wandel & Goltermann Technologies, Inc. ("WGTI") has asked Robinson-Humphrey to provide information to the Special Committee in connection with its evaluation of the proposal for the acquisition of WGTI shares currently held by persons other than Wandel & Goltermann Management Holding GmbH ("WG Holding").

o In evaluating a per share purchase price range for the shares of WGTI currently held by persons other than WG Holding, Robinson-Humphrey conducted, among other analyses, a

         (i) Review of the industry and the competitive climate in which WGTI operates, and its competitive position;

         (ii) Review of the business, historical financial performance and future prospects of WGTI;

         (iii) Review of the historical and current market prices and trading patterns of the Common Stock of WGTI;

         (iv) Review and analysis of the market prices of securities of, and financial data of, other companies engaged in similar businesses as WGTI;

         (v) Review and analysis of prices and premiums paid in, and other terms of, other recent "going private" acquisition transactions; and a

         (vi)  Discounted cash flow analysis of WGTI.

o   Robinson-Humphrey   also  held   discussions  with  members  of  the  senior
    management of WGTI regarding the Company's past and current business operations, financial condition and future prospects.

o Robinson-Humphrey relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its analysis. Robinson-Humphrey assumed that the financial forecasts of WGTI were reasonably prepared on a basis reflecting the best current available estimates and judgements of WGTI's senior management as to the future financial performance of WGTI.

o   See  attached  Exhibit  A  for  the  historical  and  projected   financial
    statements Robinson-Humphrey used in its analysis.

--------------------------------------------------------------------------------
Summary of Selected Comparable Company Analysis
--------------------------------------------------------------------------------

o Robinson-Humphrey reviewed and compared certain financial, operating and stock market information of WGTI and two comparable groups of publicly traded companies in the Network Solutions industry.

o The "Network Analysis" publicly-traded companies included in our analysis were Applied Digital Access, Concord Communications, Digital Lightwave, Hewlett-Packard, Network Associates, RADCOM, Tekelec and Tektronix. The "Network Management and Equipment" publicly-traded companies included in our analysis include the "Network Analysis" companies plus Dynatech, Fluke, GenRad, Keithley Instruments, MicroTest, Objective Systems Integrators, Retix, TCSI, Teradyne, Bay Networks, Cabletron, Cisco and 3Com.

o Robinson-Humphrey calculated current market price as a multiple of book value and as a multiple of estimated earnings per share ("EPS") for calendar 1998 and 1999. The EPS estimates were based on the mean of publicly available earnings estimates made by research analysts as provided by First Call Investor Service. In addition, Robinson-Humphrey calculated firm value (market capitalization plus debt minus cash) to calendar 1997 revenues for each of the publicly traded companies.

o Robinson-Humphrey averaged the multiples of the comparable companies in order to apply these multiples to WGTI's values. To accurately reflect average values for statistical purposes, Robinson-Humphrey excluded certain outlying values that differed from the relative groupings of the other values. Robinson-Humphrey believes that these outlying values for certain companies reflect temporary market aberrations that can skew mean values.

o With respect to the "Network Analysis" companies, the estimated calendar 1998 price/earnings ratios ranged from 87.9x to 10.0x, with an average of 31.8x, thus implying a value of $19.63 per share for WGTI. The estimated calendar 1999 price/earnings ratios ranged from 43.3x to 10.5x, with an average of 24.1x, thus implying a value of $24.75 per share for WGTI. The current market value to book value multiples ranged from 12.7x to 1.8x, with an average of 6.1x, thus implying a value of $27.13 per share for WGTI. The firm value to calendar 1997 revenue multiples ranged from 7.53x to 1.08x, with an average of 3.11x, thus implying a value of $32.39 per share for WGTI.

--------------------------------------------------------------------------------
Summary of Selected Comparable Company Analysis
--------------------------------------------------------------------------------

o With respect to the "Network Management and Equipment" companies, the estimated calendar 1998 price/earnings ratios ranged from 87.9x to 10.0x, with an average of 24.5x, thus implying a value of $15.10 per share for WGTI. The estimated calendar 1999 price/earnings ratios ranged from 43.5x to

    10.5x, with an average of 21.9x, thus implying a value of $22.52 per share for WGTI. The current market value to book value multiples ranged from 12.7x to 1.5x, with an average of 5.2x, thus implying a value of $23.09 per share for WGTI. The firm value to calendar 1997 revenue multiples ranged from 7.53x to 0.61x, with an average of 2.68x, thus implying a value of $28.08 per share for WGTI.

o See attached Exhibit B for the implied valuation averages Robinson-Humphrey used in its analysis.

--------------------------------------------------------------------------------
Summary of Selected Mergers and Acquisitions
--------------------------------------------------------------------------------

o Robinson-Humphrey reviewed and compared 21 selected recent mergers and acquisitions in the network solutions industry, including (i) Bay Network's proposed acquisition of Netsation; (ii) Clayton Dubilier's proposed acquisition of Dynatech; (iii) McAfee Associates' acquisition of Network General; (iv) Tivoli Systems' acquisition of Unison Software; (v) Network General's acquisition of Cinco Networks; (vi) Ascend's acquisition of Cascade; (vii) 3Com's acquisition of US Robotics; (viii) Network General's acquisition of 3DV Technology; (ix) Compaq's acquisition of Microcom; (x) Dynatech's acquisition of Itronix; (xi) McAfee Associates' acquisition of FSA; (xii) Computer Sciences' acquisition of Continuum; (xiii) McAfee Associates' acquisition of Vycor; (xiv) Dynatech's acquisition of Synergistic Solutions; (xv) IBM's acquisition of Tivoli Systems; (xvi) Microtest's acquisition of Hotware; (xvii) Adobe's acquisition of Frame Technology; (xviii) McAfee Associates' acquisition of Saber Software; (xix) Microcom's acquisition of Extension Technology; (xx) Sybase's acquisition of Powersoft; and (xxi) McAfee Associates' acquisition of Brightwork Development.

o For these selected mergers and acquisitions, Robinson-Humphrey calculated purchase price as a multiple of book value and firm value as a multiple of latest twelve months revenues. The purchase price to book value multiples ranged from 13.0x to 2.4x, with an average of 7.7x, thus implying a value of $34.68 per share for WGTI. The firm value to latest twelve months revenues multiples ranged from 7.39x to 1.08x, with an average of 3.32x, thus implying a value of $34.47 per share for WGTI.

o Robinson-Humphrey also specifically focused on the multiples to book value and latest twelve months revenues for the recent acquisition by McAfee Associates of Network General and the proposed acquisition by Clayton Dubilier of Dynatech. These two acquisitions involved companies (Network General and Dynatech) which are competitors of WGTI. The purchase price to book value multiples for these two transactions ranged from 6.0x to 4.7x, with an average of 5.3x, thus implying a value of $23.90 per share for WGTI. The firm value to latest twelve months revenues multiples ranged from 3.21x to 1.94x, with an average of 2.57x, thus implying a value of $27.07 per share for WGTI.

o See attached Exhibit C for the implied valuation averages Robinson-Humphrey used in its analysis.

--------------------------------------------------------------------------------
Summary of Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

o Robinson-Humphrey performed a discounted cash flow analysis using detailed projections developed by the Company for fiscal 1998 through fiscal 2001 as the financial extension of its strategic planning process. It should be noted that WG Holding was actively involved in this process and has approved the validity of these projections.

o Robinson-Humphrey calculated a net present value of free cash flows (defined as earnings before interest after taxes plus depreciation and amortization less capital expenditures and any increase in net working capital) for fiscal 1998 through 2002 using discount rates ranging from 15% to 27.5%. Robinson-Humphrey calculated the Company's terminal values in fiscal 2002 based on multiples of fiscal 2002 projected EBIT ranging from 6.0x to 11.0x.

o Using a discount rate of 20% and a terminal value multiple of 8.0x fiscal 2002 EBIT, the discounted cash flow analysis provides a valuation of $18.89 per share for WGTI.

o   See   attached   Exhibit   D  for  the   discounted   cash   flow   analysis
    Robinson-Humphrey used in its analysis.

                                                                       Exhibit A
                                                                          Page 1

                             Project TroubleShooter
                    Historical Income Statement Information
                  (In Thousands, Except for Per Share Amounts)


                                                             Fiscal Year Ended September 30,
                            -----------------------------------------------------------------------------------------------------
                               1989       1990       1991     1992        1993        1994        1995       1996       1997
                               ----       ----       ----     ----        ----        ----        ----       ----       ----
Revenues:
Nonaffiliates                $ 7,485    $10,421    $11,387   $14,438     $18,005    $21,785     $23,658    $33,186    $29,001
Affiliates                     6,881      6,659      9,211    12,768      15,080     18,387      21,604     25,900     25,454
                             -------    -------    -------  -------      -------    -------     -------    -------    -------
Total Revenues                14,366     17,080     20,598    27,206      33,085     40,172      45,262     59,086     54,455
% Revenue Growth                   -      18.9%      20.6%     32.1%       21.6%      21.4%       12.7%      30.5%     (7.8%)

Cost of Revenues              10,300      9,977     10,440    10,569      12,176     12,731      16,576     23,234     24,381
                             -------    -------    -------   -------      -------    -------     -------    -------    -------
Gross Profit                   4,066      7,103     10,158    16,637      20.909     27,441      28,686     35,852     30,074
Gross Profit Margin %          28.3%      41.6%      49.3%     61.2%       63.2%      68.3%       63.4%      60.7%      55.2%

Selling, General, and
Administrative Expenses        4,216      5,166      5,633     8,506      10,603     12,984      15,872     18,934     19,360
Product Development Expenses   2,963      3,414      3,504     5,033       6,545      9,059      10,469      9,804     10,712
Restructuring Change               0          0          0         0           0          0       1,279          0          0
                              -------    -------    -------  -------      -------    -------     -------    -------    ------

Operating Income (Loss)       (3,113)    (1,477)     1,021     3,098       3,761      5,398       1,066      7,114          2
Operating Income Margin%      (21.7%)    (8.6%)      5.0%     11.4%       11.4%       13.4%        2.4%      12.0%       0.0%

Interest Expense                (626)      (834)    (1,032)     (688)      (779)       (460)          0          0          0
Interest Income                    0         63         16         0         274        295         313        350        639
Foreign currency                 (74)      (614)       491        34         498        213        (245)      (104)      (217)
Gains (Losses)                -------    -------    -------   -------     -------    -------     -------    -------    -------

Income from Continuing
Operations Before
Income Taxes                  (3,813)    (2,862)       496     2,444       3,754      5,446       1,134      7,360        424

Benefit from (Provisions
for) Income Taxes                 89        188          0     1,103         867     (2,124)        (98)    (2,208)         0
                             -------    -------    -------   -------     -------    -------     -------    --------    -------
Income (Loss) from
Continuing Operations         (3,724)    (2,674)       496     3,547       4,621      3,322       1,036      5,152        424

Income (Loss)from
Discontinued Operations          856        314     (3,885)   (1,795)        135        204           0          0          0
                             -------    -------    -------   -------     -------    -------     -------     -------    -------
Net Income                   ($2,868)   ($2,360)   ($3,389)   $1,752      $4,756     $3,526      $1,036     $5,152       $424
                             ========   =======    ========  =======     =======    ========    ========    =======    =======
Net Income Margin %           (20.0%)    (13.8%)    (16.5%)     6.4%       14.4%       8.8%        2.3%       8.7%       0.8%

Per Share Data:

Income (Loss) from
Continuing Operations         ($1.47)    ($0.82)     $0.15     $0.93       $1.23      $0.76       $0.20      $0.98      $0.08
                            ========   ========    ========  =======     =======    ========    ========    =======    =======

Net Income                    ($1.13)    ($0.72)    ($1.04)    $0.47       $1.27      $0.80       $0.20      $0.98      $0.08
                            ========   ========    ========  =======     =======    ========    ========    =======    =======


Weighted Average Number
of Common Shares
Outstanding                   $2,537      3,264      3,265     3,750       3,750      4,398       5,245      5,231      5,359
                            ========   ========    ========  =======     =======    ========    ========    =======    =======

                                                                      Exhibit A
                                                                         Page 2


                             Project TroubleShooter
                     Historical Income Statement Information
                  (In Thousands, Except for Per Share Amounts)


                                                         Fiscal 1995
                                        -------------------------------------------
                                          First     Second     Third      Fourth
                                          -----     ------     -----      ------
Revenues:
Nonaffiliates                            $6,420     $5,735    $5,728      $6,225
Affiliates                                5,396      5,881     5,106       5,221
----------                              -------    -------   -------     -------
Total Revenues                           11,816     11,616    10,384      11,446

Cost of Revenues                          3,683      3,451     3,995       5,447
                                        -------    -------   -------     -------
Gross Profit                              8,133      8,165     6,389       5,999
Gross Profit Margin %                     68.8%      70.3%     61.5%       52.4%

Selling, General, and
Administrative Expenses                   3,660      3,941     3,717       4,554
Product Development Expenses              2,379      2,519     2,642       2,929
Restructuring Charge                          0          0         0       1,279
                                        -------    -------   -------     -------
Operating Income (Loss)                   2,094      1,705        30      (2,763)
Operating Income Margin %                 17.7%      14.7%      0.3%      (24.1%)

Interest Income                              93         80        68          72
Foreign Currency Gains(Losses)               83       (338)      (24)         34
                                        -------    -------   -------     -------
Income Before Income Taxes                2,270      1,447        74      (2,657)

Benefit from (Provision for)
Income Taxes                               (726)      (463)      (23)      1,114
                                        -------    -------   -------     -------
Net Income                               $1,544       $984       $51     ($1,543)
                                        =======    =======   =======     =======
Net Income Margin %                       13.1%       8.5%      0.5%      (13.5%)

Earnings Per Share                        $0.30      $0.19     $0.01      ($0.39)
                                        =======    =======   =======     =======
Weighted Average Number of
Common Shares Outstanding                 5,226      5,243     5,260       5,237
                                        =======    =======   =======     =======



                                                         Fiscal 1996
                                        ------------------------------------------
                                          First     Second     Third      Fourth
                                          -----     ------     -----      ------
Revenues:
Nonaffiliates                            $7,172     $8,154    $8,895      $8,965
Affiliates                                6,291      6,342     6,528       6,739
----------                              -------    -------   -------     -------
Total Revenues                           13,463     14,496    15,423      15,704

Cost of Revenues                          5,412      5,649     6,243       5,930
                                        -------    -------   -------     -------
Gross Profit                              8,051      8,847     9,180       9,774
Gross Profit Margin %                     59.8%      61.0%     59.5%       62.2%

Selling, General, and
Administrative Expenses                   4,631      4,667     4,528       5,108
Product Development Expenses              2,621      2,413     2,445       2,325
Restructuring Charge                          0          0         0           0
                                        -------    -------   -------     -------
Operating Income (Loss)                     799      1,767     2,207       2,341
Operating Income Margin %                   5.9%      12.2%     14.3%      14.9%

Interest Income                              53         60        79         158
Foreign Currency Gains(Losses)              (21)       (93)      (46)         56
                                        -------    -------   -------     -------
Income Before Income Taxes                  831      1,734     2,240       2,555

Benefit from (Provision for)
Income Taxes                               (266)      (553)     (719)       (670)
                                        -------    -------   -------     -------
Net Income                                 $565      $1,181   $1,521      $1,885
                                        =======    =======   =======     =======
Net Income Margin %                        4.2%       8.1%      9.9%       12.0%

Earnings Per Share                        $0.11      $0.23     $0.29       $0.36
                                        =======    =======   =======     =======
Weighted Average Number of
Common Shares Outstanding                 5,218      5,155     5,275       5,273
                                        =======    =======   =======     =======


                                                                                     Fiscal
                                                         Fiscal 1997                   1998
                                        ---------------------------------------------------
                                          First     Second     Third      Fourth      First
                                          -----     ------     -----      ------      -----
Revenues:
Nonaffiliates                            $6,482     $7,247    $8,581      $6,691     $7,809
Affiliates                                8,973      7,095     4,639       4,747      6,542
                                        -------    -------   -------     -------    -------
Total Revenues                           15,455     14,342    13,220      11,438     14,351

Cost of Revenues                          6,112      6,260     5,587       6,422      7,477
                                        -------    -------   -------     -------    -------
Gross Profit                              9,343      8,082     7,633       5,016      6,874
Gross Profit Margin %                     60.5%      56.4%     57.7%       43.9%      47.9%

Setting, General, and
Administrative Expenses                   5,134      4,673     4,937       4,616      4,998
Product Development Expenses              2,450      2,482     2,686       3,094      2,604
Restructuring Charge                          0          0         0           0          0
                                        -------    -------   -------     -------    -------
Operating Income (Loss)                   1,759        927        10      (2,694)      (728)
Operating Income Margin %                 11.4%       6.5%      0.1%      (23.6%)     (5.1%)

Interest Income                             148        172       155         164        188
Foreign Currency Gains(Losses)               (7)      (263)      (19)         72         26
                                        -------    -------   -------     -------    -------
Income Before Income Taxes                1,900        836       146      (2,458)      (514)

Benefit from (Provision for)
Income Taxes                               (570)      (251)      (44)        865        103
                                        -------    -------   -------     -------    -------
Net Income                               $1,330       $585      $102     ($1,593)     ($411)
                                        =======    =======   =======     =======    =======
Net Income Margin %                        8.6%       4.1%      0.8%      (13.9%)     (2.9%)

Earnings Per Share                        $0.25      $0.11     $0.02      ($0.30)    ($0.08)
                                        =======    =======   =======     =======    =======
Weighted Average Number of
Common Shares Outstanding                 5,361      5,427     5,285       5,274      5,277
                                        =======    =======   =======     =======    =======

                                                                      Exhibit A
                                                                         Page 3


                        Project TroubleShooter
                 Historical Balance Sheet Information
             (In Thousands, Except for Per Share Amounts)

                                       As of September 30,               December 31, 1997
                                    -----------------------------   -----------------------
ASSETS                                 1995        1996      1997      Actual    Pro Forms
                                    -------    --------   -------   ---------   ----------
Current Assets:
Cash and Cash Equivalents            $5,374     $10,286   $13,329     $13,395       $7,395 [1]
Accounts Receivable:
Nonaffiliates                         5,378       8,148     7,038       5,870        5,870
Affiliates                            3,934       5,068     3,964       6,226        6,226
Income Tax Receivable                 1,464         720     1,367         363          363
Inventories                           6,616       4,695     5,596       5,630        5,630
Deferred Tax Assets                   1,946       1,079     1,448       1,585        1,585
Other Current Assets                    395         349       927         849          849
                                    -------    --------   -------   ---------   ----------
Total Current Assets                $25,107     $30,345   $33,669     $33,918      $27,918

Property and Equipment
Machinery and Equipment               4,189       4,401     4,614       4,667        4,667
Furniture and Fixtures                5,764       5,186     5,993       6,151        6,151
                                    -------    --------   -------   ---------   ----------
                                      9,953       9,587    10,607      10,818       10,818
Accumulated Depreciation             (6,213)     (6,323)   (7,721)     (8,008)      (8,008)
                                    -------    --------   -------   ---------   ----------
                                      3,740       3,264     2,886       2,810        2,810
Other Assets                            497         689       737         718        1,018 [1]
                                    -------    --------   -------   ---------   ----------


Total Assets                        $29,344     $34,298   $37,292     $37,446      $31,746
                                    =======    ========   =======   =========   ==========


LIABILITIES AND SHAREHOLDERS EQUITY

Current Liabilities

Accounts Payable:
Nonaffiliates                        $1,579      $1,327    $1,530      $1,085       $1,085
Affiliates                              258         950     1,789       2,856        2,856
Accrued Compensation                  1,683       1,855     1,467       1,412        1,412
Other Accrued Liabilities             1,470       1,344     1,847       1,843        1,843
                                    -------    --------   -------   ---------   ----------
Total Current Liabilities            $4,990      $5,476    $6,633      $7,196       $7,196

Shareholders' Equity:
Common Stock                             52          52        53          53           53
Additional Paid-in Capital           25,740      25,056    26,468      26,470       26,470
Retained Earnings
(Accumlated Deficit)                 (1,438)      3,714     4,138       3,727       (2,573)[1]
                                    -------    --------   -------   ---------   ----------
                                     24,354      28,822    30,659      30,250       23,950
                                    -------    --------   -------   ---------   ----------
Total Liabilities and
Shareholders' Equity                $29,344     $34,298   $37,292     $37,446      $31,146
                                    =======    ========   =======   =========   ==========

[1]Assumes $6.0 million paid in cash for technology acquisitions (Tinwald and Network Intelligence) with a purchased technology write-off of $6.3 million with the difference going into goodwill under other assets.

                                                                      Exhibit A
                                                                         Page 4
                             Project TroubleShooter
                     Projected Income Statement Information
                          With Technology Acquisitions
                  (In Thousands, Except for Per Share Amounts)

                                             Fiscal Year Ended September 30,
                                    --------------------------------------------
                                           1998       1999      2000        2001
                                       --------    -------  --------     -------
Revenues:
Nonaffiliates                           $39,700    $56,000   $74,400     $96,700
Affiliates                               29,100     34,500    44,200      53,500
                                       --------    -------  --------     -------
Total Revenues                           68,800     90,500   118,600     150,200
%Revenue Growth                           26.3%      31.5%     31.0%       26.6%

Cost of Revenues                         30,700     40,200    52,800      66,200
                                       --------    -------  --------     -------
Gross Profit                             38,100     50,300    65,800      84,000
Gross Profit Margin %                     55.4%      55.6%     55.5%       55.9%

Selling, General, and
Administrative Expenses                  23,300     28,500    35,900      45,000
Product Development Expenses             12,300     15,500    18,500      20,300
Purchased Technology Write-off            6,300          0         0           0
                                       --------    -------  --------     -------
Operating Income (Loss)                 (3,800)      6,300    11,400      18,700
Operating Income Margin %                (5.5%)       7.0%      9.6%       12.5%

Interest Income                             300        500       800       1,200
Income (Loss) Before                   --------    -------  --------     -------
Income Taxes                            (3,500)      6,800    12,200      19,900

Provision for Income Taxes                (500)    (1,700)   (3,300)     (5,400)
                                       --------    -------  --------     -------
Net Income                             ($4,000)    $5,100     $8,900     $14,500
                                       ========   ========  ========    ========
Net Income Margin %                      (5.8%)       5.6%      7.5%        9.7%

Per Share Data:
Net Income                              ($0.76)     $0.96     $1.68        $2.46
                                       ========   ========  ========    ========
Net Income Excluding
Purchase Technology Write-Off             $0.44      $0.96     $1.68       $2.46
                                       ========   ========  ========    ========

                                                                      Exhibit A
                                                                         Page 5

                             Project TroubleShooter
                 Project Quarterly Income Statement Information
                          with Technology Acquisitions
                  (In Thousands, Except for Per Share Amounts)


                                                       Fiscal 1998
                                        ----------------------------------------
                                          First     Second     Third      Fourth
                                          -----     ------     -----      ------
Revenues:
Nonaffiliates                            $7,809     $9,400   $10,800     $11,700
Affiliates                                6,542      6,500     7,700       8,300
                                        -------    -------   -------     -------
Total Revenues                           14,351     15,900    18,500      20,000

Cost of Revenues                          7,477      7,200     7,900       8,100
                                        -------    -------   -------     -------
Gross Profit                              6,874      8,700    10,600      11,900
Gross Profit Margin %                     47.9%      54.7%     57.3%       59.5%

Selling, General, and
Administrative Expenses                   4,997      5,500     6,100       6,700
Product Development Expenses              2,604      3,000     3,300       3,400
Purchased Technology Write-Off                0      6,300         0           0
                                        -------    -------   -------     -------
Operating Income (Loss)                    (728)    (6,100)    1,200       1,800
 Operating Income Margin %                (5.1%)    (38.4%)     6.5%        9.0%

Interest Income                             188          0         0         100
Foreign Currency Gains(Losses)              (26)         0         0           0
                                        -------    -------   -------     -------
Income Before Income Taxes                 (513)    (6,100)    1,200       1,900

Benefit from (Provision for)
Income Taxes                                103          0      (300)       (400)
                                        -------    -------   -------     -------
Net Income                                ($411)   ($6,100)     $900      $1,500
                                        =======    =======   =======     =======
Net Income Margin %                       (2.9%)    (38.4%)     4.9%        7.5%

Per Share Data:

Net Income                               ($0.08)    ($1.14)    $0.17       $0.29
                                        =======    =======   =======     =======

Net Income Excluding                     ($0.08)     $0.04     $0.17       $0.29
   Purchased Technology Write-off       =======    =======   =======     =======


                                                       Fiscal 1999
                                        ----------------------------------------
                                          First     Second     Third      Fourth
                                          -----     ------     -----      ------
Revenues:
Nonaffiliates                           $12,000    $13,700   $14,500     $15,800
Affiliates                                7,300      8,100     8,900      10,200
                                        -------    -------   -------     -------
Total Revenues                           19,300     21,800    23,400      26,000

Cost of Revenues                          8,700      9,700    10,300      11,500
                                        -------    -------   -------     -------
Gross Profit                             10,600     12,100    13,100      14,500
Gross Profit Margin %                     54.9%      55.5%     56.0%       55.8%

Selling, General, and
Administrative Expenses                   6,300      6,800     7,400       8,000
Product Development Expenses              3,600      3,800     3,900       4,200
Purchased Technology Write-Off                0          0         0           0
                                        -------    -------   -------     -------
Operating Income (Loss)                     700      1,500     1,800       2,300
 Operating Income Margin %                 3.6%       6.9%      7.7%        8.8%

Interest Income                             200        100       100         100
Foreign Currency Gains(Losses)                0          0         0           0
                                        -------    -------   -------     -------
Income Before Income Taxes                  900      1,600     1,900       2,400

Benefit from (Provision for)
Income Taxes                               (200)      (400)     (500)      (600)
                                        -------    -------   -------     -------
Net Income                                 $700     $1,200    $1,400     $1,800
                                        =======    =======   =======     =======
Net Income Margin %                        3.6%       5.5%      6.0%        6.9%

Per Share Data:

Net Income                                $0.13      $0.23     $0.27       $0.34
                                        =======    =======   =======     =======

Net Income Excluding                      $0.13      $0.23     $0.27       $0.34
   Purchased Technology Write-off       =======    =======   =======     =======


                                                       Fiscal 2000
                                        ----------------------------------------
                                          First     Second     Third      Fourth
                                          -----     ------     -----      ------
Revenues:
Nonaffiliates                           $15,700    $18,000   $19,500     $21,200
Affiliates                                9,800     10,500    11,500      12,400
                                        -------    -------   -------     -------
Total Revenues                           25,500     28,500    31,000      33,600

Cost of Revenues                         11,500     12,700    13,600      15,000
                                        -------    -------   -------     -------
Gross Profit                             14,000     15,800    17,400      18,600
Gross Profit Margin %                     54.9%      55.4%     56.1%       55.4%

Selling, General, and
Administrative Expenses                   8,300      8,600     9,300       9,700
Product Development Expenses              4,400      4,500     4,700       4,900
Purchased Technology Write-Off                0          0         0           0
                                        -------    -------   -------     -------
Operating Income (Loss)                   1,300     2,700     3,400        4,000
 Operating Income Margin %                 5.1%       9.5%     11.0%       11.9%

Interest Income                             200        200       200         200
Foreign Currency Gains(Losses)                0          0         0           0
                                        -------    -------   -------     -------
Income Before Income Taxes                1,500      2,900     3,600       4,200

Benefit from (Provision for)
Income Taxes                               (400)      (800)   (1,000)     (1,100)
                                        -------    -------   -------     -------
Net Income                               $1,100     $2,100    $2,600     $3,100
                                        =======    =======   =======     =======
Net Income Margin %                        4.3%       7.4%      8.4%        9.2%

Per Share Data:

Net Income                                $0.21      $0.40     $0.49       $0.58
                                        =======    =======   =======     =======

Net Income Excluding                      $0.21      $0.40     $0.49       $0.58
   Purchased Technology Write-off       =======    =======   =======     =======

The Robinson-Humphrey Company, LLC                                    Exhibit B
                                                                         Page 1

                             Project TroubleShooter
             Implied Valuation Analysis Utilizing Average of Network
                               Analysis Companies
                             (Dollars in Thousands)

                                                   Network Analysis Companies Average Multiple
                                              -----------------------------------------------------------------------
                         TroubleShooter's    Price/                         Price/                         Price/
Valuation Parameter           Value          Calendar 1998 Net Income       Calendar 1999 Net Income       Book Value
-----------------------  -----------------   ------------------------       -------------------------      ----------
Calendar 1998 Net Income(1)     $3,300         31.8 x
Calendar 1999 Net Income         5,500                                          24.1 x
Pro Forma 12/31/97 Book Value(1)23,950                                                                         6.1 x

                                           Network Analysis Companies Average Multiple
                                           -------------------------------------------
                          TroubleShooter's    Firm Value(2)/          Less
Valuation Paramenter           Value          LTM Revenues            Net Debt(3)
-----------------------   ---------------- --------------------     ------------------
Calendar 1997 Revenues          $53,351           3.11 x                  (7,395)



                             Implied
               Implied        Equity
               Equity         Value
               Value         Per Share (4)
               --------      -------------
               $104,949       $19.63
                132,322        24.75
                145,055        27.13


               $173,175       $32.39
------------------------------------------
Average       $138,875       $25.97
Median        $138,689       $25.94
High          $173,175       $32.39
Low           $104,949       $19.63


--------------------------
*Excluded from the average

(1) Based on projections including technology acquisitions and excludes $6.3 million in purchased technology write-downs for fiscal 1998. Book value is adjusted for write-downs.
(2) Firm value equals market capitalization plus total debt and preferred stock minus cash and marketable securities.
(3) Net debt equals debt plus preferred stock less cash and marketable securities. Assumes cash outlay of $6.0 million for acquisitions (Tinwald and Network Intelligence) to be completed in the second quarter of fiscal 1998.
(4) Assumes 5,346,739 shares outstanding (including options using the treasury stock method).

The Robinson-Humphrey Company, LLC
                                                                  Exhibit B
                                                                     Page 2

                        Project TroubleShooter
   Implied Valuation Analysis Utilizing Combined Average of Network Management
                             and Equipment Companies
                             (Dollars in Thousands)

                                                                  Combined Average Multiple
                                               ----------------------------------------------------------------------------
                         TroubleShooter's           Price/                         Price/                         Price/
  Valuation Parameter            Value          Calendar 1998 Net Income       Calendar 1999 Net Income       Book Value
------------------------  -----------------    --------------------------      ------------------------      --------------
Calendar 1998 Net Income(1)     $3,300         24.5 x
Calendar 1999 Net Income         5,500                                          21.9 x
Pro Forma 12/31/97 Book Value(1) 23,950                                                                        5.2 x



                                                  Combined Average Multiple
                                               ---------------------------------
                          TroubleShooter's    Firm Value(2)/          Less
Valuation Paramenter           Value          LTM Revenues            Net Debt(3)
----------------------    -----------------    ---------------       ------------
Calendar 1997 Revenues           $53,351           2.68 x                 ($7,395)


                             Implied
               Implied        Equity
               Equity         Value
               Value       Per Share (4)
               --------    -------------
               $80,731        $15.10
                120,388        22.52
                123,458        23.09


               $150,162       $28.08
----------------------------------------
Average        $118,685       $22.20
Median         $121,923       $22.80
High           $150,162       $28.08
Low            $ 80,731       $15.10


------------------------------
*Excluded from average

(1) Based on projections including technology acquisitions and excludes $6.3 million in purchased technology write-downs for fiscal 1998. Book value is adjusted for write-downs.
(2) Firm value equals market capitalization plus total debt and preferred stock minus cash and marketable securities.
(3) Net debt equals debt plus preferred stock less cash and marketable securities. Assumes cash outlay of $6.0 million for acquisitions (Tinwald and Network Intelligence) to be completed in the second quarter of fiscal 1998.
(4) Assumes 5,346,739 shares outstanding (including options using the treasury stock method).

The Robinson-Humphrey Company, LLC
                                                                    Exhibit C
                                                                       Page 1



                             Project TroubleShooter
 Implied Valuation Analysis Utilizing Network Solution M&A Transaction Multiples
 -------------------------------------------------------------------------------
                             (Dollars in Thousands)


                         TroubleShooter's         Average Multiple
                                                 -----------------
Valuation Parameter           Value              Equity Value/Book
--------------------     -----------------  ------------------------------
Pro Forma 12/31/97
Book Value (1)                    23,950                7.7 x

                                                      Average Multiple
                                             --------------------------------
                          TroubleShooter's    Firm Value(2)/       Less
Valuation Parameter           Value            LTM Revenues      Net Debt(3)
-----------------------   ----------------   ---------------    -------------
Calendar 1997 Revenues           $53,351         3.32 x           ($7,395)

                              Implied
               Implied        Equity
               Equity         Value
               Value        Per Share (4)
               -------       -----------
               $185,421       $34.68


               $184,293       $34.47
----------------------------------------
Average:       $184,857       $34.57
High:          $185,421       $34.68
Low:           $184,293       $34.47


-----------------------------
*Excluded from average.

(1) Adjusted $6.3 million for contemplated write-downs of purchased technology.
(2) Firm value equals equity value plus debt assumed minus cash and marketable securities, if disclosed.
(3) Net debt equals debt plus preferred stock less cash and marketable securities. Assumes cash outlay of $6.0 million for acquisitions (Tinwald and Network Intelligence) to be completed in the second quarter of fiscal 1998.
(4) Assumes 5,346,739 shares outstanding (includes outstanding options using the treasury stock method).

The Robinson-Humphrey Company, LLC
                                                                    Exhibit C
                                                                       Page 2



                             Project TroubleShooter
            Implied Valuation Analysis Utilizing Network General and
                         Dynatech Transaction Multiples
        ----------------------------------------------------------------
                             (Dollars in Thousands)

                         TroubleShooter's    Equity Value/
Valuation Parameter           Value               Book
--------------------     -----------------   ----------------
Pro Forma 12/31/97
Book Value (1)                    23,950          5.3 x

                          TroubleShooter's    Firm Value(2)/       Less
Valuation Parameter           Value           LTM Revenues       Net Debt(3)
-----------------------    ----------------  ------------------  -------------
Calendar 1997 Revenues            $53,351         2.57 x            ($7,395)

                              Implied
               Implied        Equity
               Equity         Value
               Value        Per Share (4)
               -------       -----------
               $127,780       $23.90


               $144,717       $27.07

----------------------------------------
Average:       $136,249       $25.48
High:          $144,717       $27.07
Low:           $127,780       $23,90


-----------------------------
*Excluded from average

(1) Adjusted $6.3 million for contemplated write-downs of purchased technology.
(2) Firm value equals equity value plus debt assumed minus cash and marketable securities, if disclosed.
(3) Net debt equals debt plus preferred stock less cash and marketable securities. Assumes cash outlay of $6.0 million for acquisitions (Tinwald and Network Intelligence) to be completed in the second quarter of fiscal 1998.
(4) Assumes 5,346,739 shares outstanding (includes outstanding options using the treasury stock method).

                             PROJECT TROUBLESHOOTER

          EBIT MULTIPLE METHODOLOGY FOR DISCOUNTED CASH FLOW ANALYSIS
                             (DOLLARS IN THOUSANDS)

-----------------------------------------------
                  SUMMARY:
-----------------------------------------------
WACC:                                    20.00%
Multiple:                                 8.00
EBIT Terminal Value:                   $22,440


Present Value of Cash Flows:           $14,540
Present Value of Terminal Value:       $79,045
                                     ----------
Total Value:                           $93,585
                                     ==========


Plus: Cash (1)                          $7,395
Less: Debt                                  $0
                                     ----------

Equity Value                          $100,980
                                     ==========
Equity Value per share                  $18.89
-----------------------------------------------

(1) Pro Forma as of 12/31/97.

                             PROJECT TROUBLESHOOTER

          EBIT MULTIPLE METHODOLOGY FOR DISCOUNTED CASH FLOW ANALYSIS
                             (DOLLARS IN THOUSANDS)


-------------------------------------------------------------------------------------------------------------------------
Weighted Average Cost of Capital (WACC)            15.00%        17.50%       20.00%      22.50%      25.00%      27.50%
-------------------------------------------------------------------------------------------------------------------------
Present Value of Cash Flows:                      $16,635       $15,535      $14,540     $13,637     $12,816     $12,067
-------------------------------------------------------------------------------------------------------------------------
Present Value of Terminal Value:
                              6.0 x               $71,798       $65,175      $59,284     $54,030     $49,335     $45,129
                              7.0                 $83,765       $76,038      $69,165     $63,035     $57,557     $52,650
Multiple                      8.0                 $95,731       $86,900      $79,045     $72,041     $65,780     $60,171
                              9.0                $107,698       $97,763      $88,926     $81,046     $74,002     $67,693
                             10.0                $119,664      $108,626      $98,806     $90,051     $82,225     $75,214
                             11.0                $131,631      $119,488     $108,687     $99,056     $90,447     $82,736
-------------------------------------------------------------------------------------------------------------------------
Total Value:
                              6.0 x               $88,433       $80,710      $73,824     $67,667     $62,151     $57,196
                              7.0                $100,400       $91,573      $83,704     $76,672     $70,373     $64,717
Multiple:                     8.0                $112,366      $102,435      $93,585     $85,677     $78,596     $72,239
                              9.0                $124,332      $113,298     $103,466     $94,683     $86,818     $79,760
                             10.0                $136,299      $124,161     $113,346    $103,688     $95,041     $87,282
                             11.0                $148,265      $135,023     $123,227    $112,693    $103,263     $94,803
-------------------------------------------------------------------------------------------------------------------------
Equity Value:
                              6.0 x               $95,829       $88,106      $81,219     $75,063     $69,546     $64,591
                              7.0                $107,795       $98,968      $91,100     $84,068     $77,769     $72,113
Multiple:                     8.0                $119,761      $109,831     $100,980     $93,073     $85,991     $79,634
                              9.0                $131,728      $120,694     $110,861    $102,078     $94,214     $87,156
                             10.0                $143,694      $131,556     $120,742    $111,083    $102,436     $94,677
                             11.0                $155,661      $142,419     $130,622    $120,088    $110,658    $102,198
-------------------------------------------------------------------------------------------------------------------------
Implied Total Value/Fiscal 1998 EBIT Multiple:
                              6.0 x                  35.4 x        32.3 x       29.5 x      27.1 x      24.9 x      22.9 x
                              7.0                    40.2          36.6         33.5        30.7        28.1        25.9
Multiple:                     8.0                    44.9          41.0         37.4        34.3        31.4        28.9
                              9.0                    49.7          45.3         41.4        37.9        34.7        31.9
                             10.0                    54.5          49.7         45.3        41.5        38.0        34.9
                             11.0                    59.3          54.0         49.3        45.1        41.3        37.9
-------------------------------------------------------------------------------------------------------------------------

